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                              Hercules Incorporated
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                             ISS RECOMMENDS VOTE FOR
                           HERCULES SLATE OF DIRECTORS


Wilmington, DE, May 9, 2001 . . . Hercules Incorporated (NYSE: HPC) announced today that Institutional Shareholder Services (ISS) recommended that Hercules shareholders vote for the company's slate of director nominees at Hercules Annual Meeting scheduled to be held on May 24, 2001.

ISS, recognized as the preeminent independent proxy advisory firm, noted in its report that " . . . the decision comes down to who is more vital to completing the sale process that is underway, and who is more vital in the transition to the new CEO. We believe it is the management slate. There is no argument of Hercules' past failings. But Mr. Gossage, in conjunction with the board, has attempted to redress them and move the company forward on a sounder path. We believe Mr. Joyce has both the command and the backing of the board to continue this process in an expeditious manner."

The ISS recommendation concludes, "We therefore advocate reelecting management's nominees."

Hercules Chairman Thomas L. Gossage said, "ISS demonstrated professionalism and thoroughness in their review process. We are very pleased that ISS supports the reelection of our current directors. We believe our board's efforts to maximize shareholder value would be badly damaged if ISP's dissident nominees were to be elected."

                                                                   (continued)


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                                                                               2


Hercules continues to urge all shareholders to vote for the four company director nominees by using the WHITE proxy card. Shareholders should fill in and mail the WHITE proxy card as soon as possible so that it can be received by May 24, to make certain their vote is counted in the proxy contest. For more information, shareholders are invited to call MacKenzie Partners, Inc. toll-free at 800-322-2885 or Hercules shareholder services toll-free at 800-441-9274.

                                    # # #

Hercules manufactures and markets chemical specialties globally for making a variety of products for home, office and industrial markets. For more information, visit the Hercules website at www.herc.com.


This news release includes forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995, reflecting management's current analysis and expectations, based on reasonable assumptions. Results could differ materially depending on such factors as business climate, economic and competitive uncertainties, failure to complete transactions, adverse legal and regulatory developments, and adverse changes in economic and political climates around the world. As appropriate, additional factors are contained in reports filed with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. This paragraph is included to provide safe harbor for forward-looking statements, which are not required to be publicly revised as circumstances change.


Investor Contact:  Allen A. Spizzo                (302) 594-6491
Media Contact:      John S. Riley                 (302) 594-6025